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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 16, 1998


                            Lumen Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                     1-14210                          13-3868804
---------------          ----------------------             --------------------
(State or other         (Commission File Number)            (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)


45 William Street, Wellesley, Massachusetts                        02481
-------------------------------------------                      ----------
(Address of principal executive offices)                         (Zip Code)


                                 (781) 237-5100
                                 --------------
              (Registrant's telephone number, including area code)


           Suite B-302, 555 Theodore Fremd Avenue, Rye, New York 10580
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On December 16, 1998, Lighthouse Weston Corp. ("Lighthouse"), a Delaware corporation and a wholly owned subsidiary of EG&G, Inc., a Massachusetts corporation ("EG&G"), accepted for payment all of the 18,654,227 shares of the Company's common stock, par value $0.01 per share (the "Shares"), which were validly tendered and not properly withdrawn pursuant to a tender offer commenced on October 27, 1998 by Lighthouse. This number of shares equaled approximately 92.3% of the Company's outstanding common stock at December 16, 1998. Lighthouse paid $7.75 in cash for each Share pursuant to the tender offer, which expired at 6:00 p.m., New York City time, on December 15, 1998.

     The tender offer was made pursuant to an Agreement and Plan of Merger, dated as of October 21, 1998 (the "Merger Agreement"), by and among EG&G, Lighthouse and the Company. The Merger Agreement provides that, following the consummation of the Offer and satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Delaware Corporation Law (the "Delaware Law"), Lighthouse will be merged with and into the Company (the "Merger"), the Company will be the surviving corporation (the "Surviving Corporation") and the Surviving Corporation will be a wholly owned subsidiary of EG&G. Upon the effective time of the Merger, each outstanding share (other than shares held by EG&G, Lighthouse or the Company or any direct or indirect subsidiary of EG&G, Lighthouse or the Company, and shares held by stockholders, if any, who are entitled to and perfect their appraisal rights under Section 262 of the Delaware Law) will be cancelled and converted into the right to receive $7.75 per share in cash, without interest thereon. Pursuant to the Delaware Law, Lighthouse can effect the Merger without obtaining any further approval from the directors or stockholders of the Company. Lighthouse has advised the Company that it expects to effect the Merger on or about January 4, 1999.

SOURCE OF FUNDS

     Lighthouse has advised the Company that the total amount of funds required by Lighthouse to purchase the 18,654,227 Shares pursuant to the offer and to pay related fees and expenses was approximately $145 million. Lighthouse has advised the Company that it obtained such funds from EG&G and that EG&G obtained such funds from its available corporate funds and from the issuance of commercial paper.

OFFICERS AND DIRECTORS OF THE COMPANY

     The Merger Agreement provides that, promptly upon the acceptance for payment of and payment by Lighthouse for any Shares pursuant to the Offer, and from time to time thereafter as Shares are accepted for payment and paid for by Lighthouse, Lighthouse shall be entitled to designate such number of the Company's


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directors, rounded to the nearest whole number, as will give Lighthouse representation on the Company's Board of Directors equal to the greater of (i) a majority and (ii) the product of the total number of the Company's directors (after giving effect to the directors elected in accordance with this procedure) multiplied by the percentage that such number of Shares so accepted for payment and paid for by Lighthouse bears to the number of Shares outstanding, and the Company shall, at such time, take such actions as are necessary to cause Lighthouse's designees to be so elected or appointed, including increasing the size of the Company's Board of Directors or using its best efforts to secure the resignations of incumbent directors or both.

         Pursuant to this provision of the Merger Agreement, on December 18, 1998, at a meeting of the Company's Board of Directors: (i) the Company accepted the resignation of the following directors: Martin E. Franklin, Richard D. Capra, Ian G.H. Ashken and Harrison H. Augur; and (ii) the following four designees of Lighthouse were elected to the Company's Board of Directors: Philip Ayers, Stephen De Falco, Murray Gross and Gregory Perry. In addition, the Board accepted the resignations of all the Company's officers and elected the following persons, each of whom also serves as an officer of EG&G, to the offices indicated:

                           Angelo D. Castellana, President
                           Steven De Falco, Vice President
                           Daniel T. Heaney, Treasurer
                           Philip Ayers, Secretary




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Lumen Technologies, Inc.


                                            By: /s/ Philip Ayers
                                                --------------------------
                                                Philip Ayers
                                                Secretary


Date: December 30, 1998